Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Radica Games Limited on Form F-3 of the report of Deloitte Touche Tohmatsu dated December 15, 1998, appearing in the Annual Report on Form 20-F of Radica Games Limited for the year ended October 31, 1998, and to the reference to Deloitte Touche Tohmatsu under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ DELOITTE TOUCHE TOHMATSU
    Hong Kong
    May 19, 1999